Exhibit 10.1

AMENDMENT
TO
6% UNSECURED PROMISSORY NOTE
AND
WAIVER AGREEMENT

This AMENDMENT TO 6% UNSECURED PROMISSORY NOTE AND WAIVER AGREEMENT is made as of February 28, 2018, by and between AMERI HOLDINGS, INC. (the “Company”) and MONETA VENTURES FUND I, L.P. (“Moneta”).

RECITALS

A.	Pursuant to the Share Purchase Agreement by and among the Company, ATCG Technology Solutions, Inc. (“ATCG”), and all of the stockholders of ATCG (including Moneta), dated March 10, 2017 (the “Purchase Agreement”), the Company acquired all of the outstanding equity securities of ATCG.

B.	In connection with the transactions contemplated by the Purchase Agreement, the Company issued to Moneta (i) a 6% Unsecured Promissory Note Due June 30, 2018, dated of even date with the Purchase Agreement (the “Moneta Note”), in the initial principal amount of $3,102,815.77 and (ii) 477,356 shares of the Company’s Common Stock (the “Moneta Shares”).

C.	On January 10, 2018, the Company paid $850,000 due to Moneta under the Moneta Note, leaving a remaining principal balance under the Moneta Note of $2,412,705.63 as of January 10, 2018.

D.	The Company and Moneta now desire to amend the payment terms of the Moneta Note, waive the existence of any event of default pursuant to the Moneta Note and provide for a waiver on certain restrictions set forth in the Purchase Agreement with respect to resale of the Moneta Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and Moneta agree as follows:

1.	Amendment to First Paragraph of Moneta Note. The first two (2) full paragraphs of the Moneta Note are deleted in their entirety and replaced with the following:

“THIS NOTE (this “Note”) is duly authorized and issued by Ameri Holdings, Inc., a Delaware corporation (the “Company”), and designated as a 6% Unsecured Promissory Note of the Company in the original principal amount of Three Million, One Hundred Two Thousand, Eight Hundred Fifteen U.S. Dollars and Seventy-Seven ($3,102,815.77). Principal and interest hereon shall be paid pursuant to the schedule set forth in Section 1(a) below and all remaining principal and unpaid accrued interest hereunder shall be due and payable on August 31, 2018 (the “Maturity Date”).”

1

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of Moneta Ventures Fund I, L.P., or its registered assigns or successors-in-interest (the “Holder”), (a) principal and interest hereunder pursuant to the payment schedule set forth in Section 1(a), and (b) all remaining principal and accrued but unpaid interest thereon as of and including the Maturity Date, if any, on the Maturity Date, in accordance with the terms hereof. Notwithstanding the 6% interest rate applicable to this Note from the original date of issuance, March 10, 2017 (the “Issuance Date”), until January 1, 2018, interest on the remaining unpaid principal balance as of and following January 1, 2018 shall accrue at the rate of 10% per annum until the Outstanding Balance is paid in full. Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in accordance with Section 1 hereof. Notwithstanding anything to the contrary contained herein, this Note shall bear interest on the due and unpaid Outstanding Balance from and after the occurrence and during the continuance of an Event of Default pursuant to Section 3(a), at the rate (the “Default Rate”) equal to the lower of ten percent (10%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.”

2.	Amendment to Sections 1(a) and 1(b) of Moneta Note. Sections 1(a) and 1(b) of the Moneta Note are hereby deleted in their entirety and replaced with the following:

“(a) Payment Schedule. The Company shall make payments with respect to the Principal Amount and interest on this Note according to the schedule set forth below:

Payment Date	Payment Amount
January 10, 2018	$ 850,000.00 (payment completed)
April 30, 2018	$ 505,445.06
May 31, 2018	$ 505,445.06
June 30, 2018	$ 505,445.06
July 31, 2018	$ 505,445.06
August 31, 2018	$ 505,445.04

(b) Payment of Principal and Interest. Subject to the provisions hereof, including, without limitation, the right to obtain prepayment of the Principal Amount provided herein, any remaining portion of the Principal Amount together with all accrued but unpaid interest thereon as of and including the Maturity Date, if any, shall be due and payable on the Maturity Date.”

3.	Waiver of Resale Restrictions. Notwithstanding the provisions and restrictions of Section 1.1(a)(i) of the Purchase Agreement, which limit the number of Moneta Shares that Moneta may transfer or resell in any calendar month to 10% of the aggregate number of the Moneta Shares issued, such restrictions are hereby waived by the Company and shall not apply to the Moneta Shares, and Moneta may sell any of the Moneta Shares at any time the Company’s common stock is listed for trading with The Nasdaq Stock Market LLC; provided that such sale or transfer shall not be without registration under the Securities Act or an exemption therefrom, as the Moneta Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or unless exemptions from such registration requirements are available.

2

4.	Waiver of Current Moneta Note Defaults. At the request of and as a one-time accommodation to the Company, and subject to the terms and conditions set forth herein, Moneta hereby waives any events of default existing under the Moneta Note prior to and as of the date hereof.

5.	Effect on Other Agreements. The provisions of this Agreement amending the Moneta Note set forth in Section 2 hereof shall be deemed to be part of the Moneta Note and subject to the other provisions thereof. Except as expressly set forth in this Agreement, all of the terms and provisions of the Moneta Note and Purchase Agreement shall remain in full force and effect. All references in the Moneta Note and Purchase Agreement shall hereafter refer to the Moneta Note and Purchase Agreement, as applicable, as amended hereby.

6.	Counterparts; Electronic Transmission. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. A signature delivered by facsimile, scan, photograph or other electronic transmission shall be as binding as delivery of an original signature hereto, provided, that the delivering party shall, if requested by any party for any reason, promptly deliver the original signature so transmitted or a separate, original signature, the delivery of which shall not in any way limit the effectiveness of the signature previously electronically delivered.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the Company and Moneta have executed this AMENDMENT TO 6% UNSECURED PROMISSORY NOTE AND WAIVER AGREEMENT as of the date first written above.

AMERI HOLDINGS, INC.

By: /s/ Srinidhi Devanur

Name: Srinidhi Devanur
Title: Executive Vice Chairman

MONETA VENTURES FUND I, L.P.

By: Moneta Ventures, LLC
Its: General Partner

By: /s/Lokesh Sikaria

       Lokesh Sikaria
       Managing Member

4